Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Claros Mortgage Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	(1)	(1)	(1)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share	415(a)(6)	(1)	(1)	(1)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(1)	(1)	(1)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Other	Depositary Shares	415(a)(6)	(1)	(1)	(1)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Other	Warrants	415(a)(6)	(2)	(2)	(2)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Other	Purchase Contracts	415(a)(6)	(1)	(1)	(1)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Other	Units	415(a)(6)	(3)	(3)	(3)	—	—	S-3	333-269190	2/19/2025	(1)

Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	—	—	$100,000,000 (4)			S-3	333-269190	2/19/2025	$15,310.00

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	—	—	$150,000,000 (5)			S-3	333-269190	2/19/2025	$22,140.00

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	16,058,983 (6)	—	$235,424,690.78 (6)			S-3	333-269190	2/19/2025	$25,943.81

	Total Offering Amounts					$485,424,690.78		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)
Claros Mortgage Trust, Inc. (the “Company”) is registering the following securities having an aggregate offering price of up to $250,000,000 for issuance and sale from time to time in one or more offerings by the Company: (i) an indeterminate number of common stock of the Company (“common stock”), (ii) an indeterminate number of preferred stock of the Company, (iii) an indeterminate principal amount of debt securities of the Company, (iv) an indeterminate number of depositary shares of the Company, (v) an indeterminate number of warrants of the Company to purchase common stock, preferred stock or depositary shares, (vi) an indeterminate number of purchase contracts of the Company and (vii) an indeterminate number of units of the Company. In addition, the Company is registering up to 16,058,983 shares of common stock to be offered and sold from time to time in one or more offerings by the selling securityholders. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The securities registered also include such indeterminate number of securities as may be issued upon conversion of or exchange of other securities or that are represented by depositary shares, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the stock being registered hereunder include such indeterminate number of common stock and preferred stock as may be issuable with respect to the stock being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	See offering note 1.
The warrants covered by this Registration Statement may be preferred stock warrants, common stock warrants or depositary share warrants.
(3)	See offering note 1.
In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(4)
The Company previously registered the offer and sale of an unlimited number of securities pursuant to the Company’s registration statement on Form
S-3ASR
(File
No. 333-269190)
filed with the Securities and Exchange Commission (“SEC”) on January 12, 2023 (the “Prior Registration Statement”) as an automatic shelf registration statement, which became effective upon filing. On May 10, 2024, the Company registered the offer and sale of shares of common stock having an aggregate offering price of up to $150,000,000 (the “ATM Shares”) by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on May 10, 2024, pursuant to the Prior Registration Statement. See Note 5. On February 19, 2025, the Company amended the Prior Registration Statement in anticipation of no longer being a “well-known seasoned issuer” to register securities having an aggregate offering price of up to $250,000,000 (the “Total Registered Amount”) for issuance and sale, which amount included the ATM Shares. In connection with such filing, the Company paid a filing fee of $15,310 with respect to securities having an aggregate offering price of up to $100,000,000 (the “Carry Forward Securities”), which represented the balance of the Total Registered Amount less the ATM Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the Carry Forward Securities are unsold securities previously registered on the Prior Registration Statement, for which a filing fee of $15,310 was previously paid to the Securities and Exchange Commission on February 19, 2025 and will continue to be applied to such unsold securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry Forward Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective
amendment to this registration statement the updated number of Carry Forward Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. The offering of the Carry Forward Securities pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement to which this Exhibit 107 relates.

(5)
The Company previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $150,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on May 10, 2024, pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $150,000,000 offered hereby are unsold securities previously registered on the Prior Registration Statement, for which a filing fee of $22,140 was previously paid to the Securities and Exchange Commission on May 10, 2024 and will continue to be applied to such unsold securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any ATM Shares pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective
amendment to this registration statement the updated amount of ATM Shares from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. The offering of the ATM Shares pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement to which this Exhibit 107 relates.

(6)
The Company previously registered the offer and sale of up to 16,058,983 shares (the “Selling Stockholder Shares”) of common stock by certain selling stockholders by means of a prospectus supplement filed pursuant to Rule 424(b)(7) under the Securities Act on January 12, 2023, pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the 16,058,983 shares of common stock offered hereby by the selling securityholders are unsold securities previously registered on the Prior Registration Statement, for which a filing fee of $25,943.81 was previously paid to the Securities and Exchange Commission on January 12, 2023 and will continue to be applied to such unsold securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the selling stockholders sell any Selling Stockholder Shares pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective
amendment to this registration statement the updated number of Selling Stockholder Shares from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). The offering of the Selling Stockholder Shares pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement to which this Exhibit 107 relates.